UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2021

COMPUTER TASK GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-9410	16-0912632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Corporate Parkway - Suite 214N, Amherst, NY	14226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 882-8000

800 Delaware Avenue, Buffalo, NY 14209

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $.01 par value	CTG	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 19, 2021, Computer Task Group, Incorporated (“CTG”) entered into an asset based revolving credit and security agreement (the “Credit Agreement”) among CTG, as Borrower, Bank of America N.A., a national banking association, in its capacity as collateral agent and administrative agent for itself and certain secured parties together with any successor agent appointed pursuant to the terms of the Credit Agreement, Bank of America, N.A. as Sole Lead Arranger and Sole Book Runner. Borrowers under the Credit Agreement include CTG, Computer Task Group Belgium N.V., Computer Task Group Luxembourg PSF S.A., and Computer Task Group IT Solutions S.A. Guarantors include Computer Task Group International, Inc., CTG ITS S.A., and Computer Task Group Europe B.V. (the “Guarantors”).

The Credit Agreement provides for a five-year revolving credit facility in an aggregate principal amount of $50 million (available in US dollars and Euros), including a US sublimit of $19 million, Belgian sublimit of $14 million, Luxembourg sublimit of $17 million and sublimit for letters of credit of $10 million. Loans under the Credit Agreement bear interest at per annum rates as follows: (i) in the case of a US Base Rate Loan, at the US Base Rate in effect from time to time plus the Applicable Margin for such Loan; (ii) in the case of European Base Rate Loan, at the European Base Rate in effect from time to time plus the Applicable Margin for European Base Rate Loans, (iii) in the case of a LIBOR Loan, at LIBOR for the applicable Interest Period plus the Applicable Margin for LIBOR Loans; and (iv) in the case of a EURIBOR Loan, at the EURIBOR for the applicable Interest Period plus the Applicable Margin for EURIBOR Loans.

Actual borrowings by CTG under the Credit Agreement are subject to a borrowing base, which is a formula based on certain eligible receivables and reserves. Funds provided under the Credit Agreement will be used by CTG to fund working capital and other general corporate purposes and to repay in full and terminate that certain Credit Agreement among CTG, as Borrower, KeyBank National Association, as Administrative Agent, Swing Line Lender and Issuing Lender, and KeyBanc Capital Markets Inc., as Lead Arranger and Sole Book Runner, dated as of December 21, 2017 (the “2017 Credit Agreement”).

All obligations under the Credit Agreement are guaranteed by the Guarantors. The Credit Agreement is secured by a first priority lien on the assets of CTG and the Guarantors except for real estate and the equity of Excluded Subsidiaries as well as other customary carve-outs.

The Credit Agreement contains a number of covenants including but not limited to reporting and financial covenants as well as, subject to permitted exceptions, covenants that, among other things, limit CTG’s and its subsidiaries’ ability to (i) incur additional indebtedness; (iii) create liens on any assets; (iv) pay dividends or make certain restricted payments; (v) consummate certain asset sales; and (vi) merge, consolidate and/or sell or dispose of all or substantially all of CTG’s assets.

The description of the Credit Agreement is qualified in its entirety by the copy thereof, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On May 19, 2021, concurrently with CTG’s entry into the Credit Agreement described in Item 1.01 hereof, CTG repaid in full and terminated the 2017 Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description

10.1	Credit Agreement dated May 19, 2021.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER TASK GROUP, INCORPORATED

Date: May 19, 2021	By:	/s/ Peter P. Radetich
Peter P. Radetich
Senior Vice President, General Counsel & Secretary